Amended April 18, 2011

The Ithaka Group, LLC

                                         CODE OF ETHICS

The Ithaka Group, LLC ("Ithaka" or the "Company") seeks to foster a reputation for integrity and professionalism.  Our reputation is a vital business asset.  The confidence and trust placed in us by our clients is something we value and endeavor to protect.  To further this goal, Ithaka has adopted this Code of Ethics, which applies to each of the Company's officers, directors and employees, as well as anyone else who provides investment advice on Ithaka’s behalf and is subject to Ithaka’s supervision and control (hereinafter referred to as “Supervised Persons”).

This Code of Ethics deals with a range of issues, including the Company's fiduciary duties toward clients; the need to maintain the confidentiality of information of our clients and the investment advice we render to them; the prohibition on insider trading; and other aspects of Supervised Persons' trading for their personal accounts.  The Code of Ethics applies to the Company’s business activities and is available to clients and prospective clients upon request.

Supervised Persons are expected to be knowledgeable about the Company's Code of Ethics and to adhere to the Code.  Ithaka will take any violation of this Code of Ethics seriously.  Such violations constitute grounds for disciplinary sanctions, including dismissal.  If you have any questions about this Code of Ethics, please contact Mr. Robert A. Katzen, Ithaka’s Chief Compliance Officer ("CCO"), for assistance and advice.

A.  General Standards of Conduct

1.  Ithaka’s investment advisory operations are governed by the Investment Advisers Act of 1940 (“Advisers Act”) and the rules and regulations that the U.S. Securities and Exchange Commission (the “SEC”) has promulgated thereunder.  As a registered investment adviser, Ithaka has a fiduciary relationship with its clients.  Therefore, all Supervised Persons must carry out their duties solely in the best interests of Ithaka’s clients and free from all compromising influences and loyalties.

2.  If a Supervised Person identifies a conflict of interest involving either Ithaka or a Supervised Person that could reasonably be expected to impair the rendering of unbiased and objective investment advice, the Supervised Person must report that situation to the CCO before rendering any advice to clients.

3.  Under no circumstances may a Supervised Person warrant or guarantee the future value of or return on any security or investment.  Nor may he/she warrant or guarantee the success or profitability of any investment advice the Company renders.

4.  Under no circumstances may a Supervised Person misrepresent to any advisory client or prospective client the qualifications of Ithaka or any of Ithaka’s Supervised Persons or the nature of the advisory services Ithaka offers or the fees it charges.

5.  Under no circumstances may a Supervised Person use confidential information about a client or about an investment or potential investment of a client for the Supervised Person's own benefit.  Nor may he/she divulge information about clients or investments or potential investments of clients to any person except in the course of performing his/her duties on behalf of the Company.

6.  Under no circumstances may a Supervised Person personally receive any payment or other consideration from any party in connection with a transaction involving the client’s assets, or directly or indirectly agree to share in the profits earned or losses incurred in any client's account.

7.  Under no circumstances may a Supervised Person lend or borrow money, securities or commodities to or from a client.  This prohibition shall not apply to (a) borrowing on an arms’-length basis from a client who is a financial institution engaged in the business of making loans, or (b) the lending or borrowing of money to or from a person with whom the Supervised Person has a familial relationship.

8.  Under no circumstances may a Supervised Person make a payment or give a gift in excess of $100 per individual per year where the payment or gift relates to the business of the recipient's employer.  This prohibition does not apply to gifts to persons with whom the Supervised Person has a familial or other personal relationship.  This prohibition also does not apply to ordinary and usual business entertainment hosted by Ithaka or any affiliated entity.

Similarly, a Supervised Person may not receive a payment or gift in excess of $100 per year where the payment or gift comes from any person or entity that has or will have a business relationship with Ithaka.  This prohibition does not apply to gifts from persons with whom the Supervised Person has a familial or other personal relationship.

 9.  Under no circumstances may a Supervised Person directly or indirectly authorize or pay any rebate, bonus, fee or other consideration, to any person for business sought or procured or to any official of any governmental or regulatory body except as expressly authorized by the Company.

10.  Under no circumstances may a Supervised Person make or cause to be made any false or misleading entry or record in the books, records or accounts of the Company or a client.

11.  Under no circumstances may a Supervised Person serve as a director or officer or hold a control position in any of the companies about which Ithaka renders advice.

12.  Under no circumstances may a Supervised Person or person affiliated with the Company, directly or indirectly, in connection with the purchase or sale of any securities: (a) employ any device, scheme or artifice to defraud; or (b) make any untrue statement or omit any material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; or (c) engage in any act, practice or course of business which operates or would operate as a fraud or deceit; or (d) engage in any manipulative practice.

B.  Ithaka's Code of Ethics Program

1.  Ithaka will provide to each Supervised Person a copy of this Code of Ethics at the time of employment and any amendments thereto, as well as a copy of Ithaka's Compliance Procedures Manual.  Each Supervised Person must submit a certification (a form for which is appended as Attachment A to this Code of Ethics) that he/she has read and understood the Code of Ethics and he/she recognizes that as a Supervised Person he/she is subject to and agrees to comply with the terms of this Code of Ethics.  When the Company provides an amendment to the Code of Ethics to each Supervised Person, each Supervised Person must submit a certification that he/she has read and understood the amendment.

2.  At the time of employment, each Supervised Person must submit an information statement to the CCO regarding the Supervised Person’s outside business activities (a form for which is appended as Attachment B to this Code of Ethics), disciplinary history (a form for which is appended as Attachment C to this Code of Ethics), and personal securities holdings (a form for which is appended as Attachment D to this Code of Ethics).

3.  Annually, each Supervised Person must deliver an information statement to the CCO, which includes information regarding the Supervised Person's outside business activities (a form for which is appended as Attachment B to this Code of Ethics), disciplinary history (a form for which is appended as Attachment C to this Code of Ethics), personal securities holdings (a form for which is appended as Attachment F to this Code of Ethics), and a certification that he/she has complied with the requirements of this Code of Ethics and has disclosed all required personal securities transactions (a form for which is appended as Attachment G to this Code of Ethics).

4.  Quarterly, each Supervised Person must deliver an information statement to the CCO regarding the Supervised Person’s personal securities transactions (a form for which is appended as Attachment E to this Code of Ethics).

5.  Supervised Persons must promptly report any existing or threatened violations of this Code of Ethics (by themselves or others) to the CCO.  Such reports may be oral or in writing.  If in writing, they should not be sent via e-mail.  Reports need not be signed; anonymous reports will be accepted.  The CCO will be required to create and retain a report of the potential violation and any action the Company takes in response thereto.

6.  Ithaka's Chief Compliance Officer shall review all forms required to be submitted by Supervised Persons and any documentation related thereto.  Any forms required to be submitted by Ithaka’s CCO shall be reviewed by Mr. Scott O’Gorman, Jr..

C.  Personal Trading

1.  Preventing Insider Trading Abuse

Stiff criminal and civil penalties may be imposed upon persons who trade while in possession of “inside information” or who communicate such information to others in connection with a securities transaction.  “Inside information” is defined as material non-public information about an issuer or security.  Such information typically originates from an insider of the issuer, such as an officer, director, or controlling shareholder.  However, insider trading prohibitions also extend to trading while in possession of certain market information.  "Market information" is material non-public information which affects the market for an issuer's securities, but comes from sources outside the issuer.  A typical example of market information is knowledge of an impending tender offer, which may come from sources other than an insider.

In order to assess whether a particular situation runs afoul of the prohibition against insider trading, the following must be considered:

a.  Information is deemed "material" if there is a substantial likelihood that a reasonable investor would consider it important in making his/her investment decisions.

b.  Information is considered "non-public" if it has not been released through appropriate public media in such a way as to achieve a broad dissemination to the investing public generally, without favoring any special person or group.  Unfortunately, the question of publicity is very fact-specific; there are no hard and fast rules.  In the past, information has been deemed to be publicly disclosed if it was given to the Dow Jones Broad Tape, Reuters Financial Report, the Associated Press, United Press International, or one or more newspapers of general circulation in the New York City area.  On the other hand, public dissemination is not accomplished by disclosure to a select group of analysts, broker-dealers and market makers or via a telephone call-in service for investors.

c.  By virtue of SEC Rule 10b5-1, a person will be presumed to have traded “on the basis” of inside information if he/she was aware of the material, non-public  information when he made the purchase or sale.  Notwithstanding this presumption, a trader will not be deemed to have traded on inside information if he/she can show that: (a) before becoming aware of the information, he/she had (i) entered into a binding contract to buy or sell the security, which contract adequately specified the terms of the trade or did not permit the trader to exercise subsequent influence over the trade details; (ii) provided instructions to another person to execute the trade or (iii) adopted a written plan for trading the securities, and (b) the purchase or sale that occurred was pursuant to the contract, instruction or plan.  An entity other than a natural person may also escape the presumption of trading on the basis of inside information if the entity can show that the person who made the investment decision on behalf of the entity was not aware of the information, and if the entity had implemented reasonable policies and procedures to ensure against insider trading violations.

d.  SEC Rule 10b5-2 addresses the question of when insider trading liability arises from the misappropriation of confidential information in the context of a family or other personal relationship.  Under this rule, a person receiving confidential information could be liable for insider trading where: (i) the person agreed to keep the information confidential; (ii) a reasonable expectation of confidentiality can be implied from the fact that the parties to the communication have a history or practice of sharing confidences; or (iii) the person supplying the information is a spouse, partner, child or sibling of the person who receives the information, unless there is an affirmative showing based on the particular circumstances of the family relationship that there was no reasonable expectation of confidentiality.

e.  The selective disclosure of material non-public information by corporate insiders may lead to insider trading violations by an outsider under the following conditions:

(i)

the insider intentionally breached a duty of confidentially owed to the issuer's shareholders;

(ii)

the insider received some personal benefit from this breach, either by way of monetary gain or a reputational benefit that could translate into future earnings:

(iii)

the outsider knew or should have known that the insider breached a duty by disclosing the information; and

(iv)

the outsider acts with a mental state showing intent to deceive, manipulate or defraud.

f.  An outsider might also run afoul of the prohibition against insider trading under a "misappropriation" theory.  This theory applies to those who trade on information they have taken in breach of some fiduciary duty, even though that may not be a duty to the issuer's shareholders.  An example of this would be an employee of an investment adviser who trades while in possession of material, non-public information (including, among others, information that the Company’s Investment Committee is considering purchasing or selling certain securities for an advisory client) he/she learns in the course of his/her advisory duties.

g.  When obtaining material information about an issuer from insiders of a particular company, securities analysts or any other source, Supervised Persons must be mindful that the information may be private, confidential or otherwise non-public.

h.  If you suspect that, or are unsure whether, you or the Company has learned material, non-public information about an issuer, you must take the following steps:

(i)

Report the information and any proposed trade in that security to the CCO.

(ii)

Do not buy or sell the securities for your own account or cause anyone else to trade in the securities until otherwise instructed.

(iii)

The CCO, in consultation with others, will make a determination as to whether the information is inside information.  If the CCO determines that the information is not inside information, Supervised Persons may take action based upon that information. If the CCO concludes that the information is inside information, the CCO must immediately take steps to add the securities of the subject company to the list of securities for which Supervised Persons may not enter into personal securities transactions (the “Restricted List”).

(iv)

Ithaka and Ithaka’s Supervised Persons may not trade or cause anyone else to effect a trade in a security (or any related security) while in possession of inside information, or disclose inside information to any person (outside of Ithaka or any person in Ithaka) unless that person has an official need to know the information.

(v)

When the inside information has become publicly known, the CCO will cause the securities to be removed from the Restricted List.

i.  The CCO or his designee shall maintain and update, as necessary, the “Restricted List.”  In addition to securities of which the Company has material, non-public information, the “Restricted List” shall include any securities which the Company’s Investment Committee is considering purchasing or selling for an advisory client.  The Chief Investment Officer shall inform the CCO of the securities being considered by the Investment Committee.  Supervised Persons may not trade or cause anyone else to effect a trade on their behalf in a security (or any related security) while such security (or related security) is on the “Restricted List.”  The CCO shall make available the current Restricted List to all Supervised Persons.

j.  The “Restricted List” prohibition does not apply to the following circumstances: (1) securities transactions occurring pursuant to an automatic investment plan as permitted by Rule 10b5-1; (2) securities transactions effected upon exercise of rights issued by an issuer pro rata to all holders of a class of its securities; or (3) securities transactions effected due to stock dividends, dividend reinvestments, stock splits, reverse stock split, mergers, consolidations, spin-offs, or any other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities.

k.  If for any reason a Supervised Person believes special circumstances should allow such Supervised Person to engage in a securities transaction in a security on the “Restricted List”, the Supervised Person must deliver a special request in writing to the CCO (a form for which is appended as Attachment H to this Code of Ethics).  The CCO may request any additional information with respect to such request and may deny the request to engage in the securities transaction for any reason.  The CCO shall only grant approval if a requested securities transaction is consistent with the purposes of this Code of Ethics and applicable law.  Documentation of the approval/ denial of the request and any other documentation related thereto shall be maintained for at least five years after the end of the fiscal year in which the approval/ denial was issued.  Any special request to engage in a securities transaction by the CCO shall be reviewed and approved/ denied by Mr. Scott O’Gorman, Jr.

The CCO or his designee will monitor Supervised Persons’ compliance with the “Restricted List” prohibition through a review of the various reports submitted by Supervised Persons.  Ithaka will not be responsible for any losses in personal accounts arising from the implementation of this Code of Ethics.

2.  Additional Restrictions and Required Conduct to Prevent Personal Trading Abuses

Because Ithaka is paid to provide independent research to clients, concerns may arise where employees also trade for their own accounts.  In order to prevent even inadvertent violations of the ban on insider trading, or even the appearance of impropriety regarding other forms of personal trading, the following standards of conduct must be observed:

a.  All information about clients, including - but not limited to - the value of accounts, securities bought, sold or held, current or proposed business plans, trading strategies, confidential financial reports or projections, borrowings, etc. must be held in strictest confidence.

b.  Under no circumstances may action be taken for client accounts in order to benefit a Supervised Person's account, those of his/her immediate family members or those of affiliates of Ithaka.  For purposes of this Code of Ethics, "immediate family" means the spouse, minor children and any other close relative who shares the same house as the Supervised Person for whom the Supervised Person provides financial support.

c.  No Supervised Person shall recommend any securities transaction for an advisory client without having disclosed to Ithaka his/her interest, if any, in such securities or the issuer of the securities, including without limitation: (1) his/her direct or indirect beneficial ownership of any securities of such issuer; (2) any transaction by such person in such securities; (3) any position with such issuer or its affiliates; and (4) any present or proposed business relationship between such issuer or its affiliates and such Supervised Person or any party in which such Supervised Person has a significant interest.

d. Although Supervised Persons may take an interest in securities (pursuant to the requirements herein) which are held in a client’s account, such Supervised Person’s interest may not be economically adverse to such client’s interest (e.g., if client has a long position in security XX, a Supervised Person may establish, maintain or sell a long position in security XX, but may not short security XX).

3.  "Access Person" Requirements

Special personal trading requirements are imposed on an investment adviser's Access Persons.  An “Access Person” is any Supervised Person who, in connection with his/her regular functions or duties, has access to non-public information regarding any clients’ purchase or sale of securities, or non-public information regarding the portfolio holdings of any clients, or who is involved in making securities recommendations to clients or has access to such recommendations that are non-public.

Ithaka voluntarily imposes the requirements of Access Persons as defined in the Investment Advisers Act of 1940 upon all Supervised Persons of the Company and imposes the duties described in the Company’s Code of Ethics upon them.  (The Code of Ethics will refer to Access Persons as Supervised Persons.)

a.  Prior Approval of Certain Securities Transactions

Under Advisers Act Rule 204A-1, Supervised Persons may not purchase or otherwise directly or indirectly acquire any direct or indirect beneficial ownership of any security in a U.S. Initial Public Offering (an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) or a U.S. Limited Offering (an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or 4(6) or pursuant to Rules 504, 505, or 506 thereunder, i.e., a private placement) without receiving prior written permission from the CCO.

Procedures for a Supervised Person to request approval to engage in a securities transaction with respect to an initial public offering or a limited offering are outlined in Section C.2.d.  above.

b. Supervised Person Reporting Requirements

Under Adviser Rule 204A-1, every Supervised Person must submit to the Company an Initial Holding Report (Attachment D), a Quarterly Transaction Report (Attachment E) and an Annual Holdings Report (Attachment F) containing the information set forth below about all security holdings covered by the reports and any transactions by which the Supervised Person acquires any direct or indirect beneficial ownership1 of a Reportable Security.

    For purposes of this Code of Ethics, the term “Reportable Security” has the meaning set forth in Section 202(a)(18) of the Investment Advisers Act and therefore means virtually any security,2 except that it does not include the following securities which are referred to in this Code of Ethics as “Non-Reportable Securities”:

•

direct obligations of the U.S. Government,

•

bankers' acceptances, bank certificates of deposit, commercial paper, high-quality short-term debt instruments (including repurchase agreements),

•

shares issued by money market funds;

•

shares issued by open-end investment companies other than reportable funds; and

•

shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds

A Supervised Person must also report the names of all brokers, dealers or banks with which the Supervised Person maintains an account in which ANY securities are held for the Supervised Person's direct or indirect benefit, even if the only securities in those accounts are Non-Reportable Securities, except that:

•

Holdings and Transaction Reports need not disclose securities held in accounts over which the Supervised Person has no direct or indirect influence or control.

•

Transaction Reports need not disclose transactions effected pursuant to an automatic investment plan, except where such a plan has been overridden.  An "automatic investment plan" means a program in which regular, periodic purchases or withdrawals are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation.

Any questions as to whether a security holding or securities transaction is covered by these reporting requirements should be addressed to the CCO.

(i)

Initial Reports

Within 10 days after an Supervised Person joins the Company, he/she is required to supply the CCO with an Initial Report of Securities Holdings (Attachment D), listing all securities holdings required to be reported.  The information in the Initial Report of Securities Holdings must be current as of a date not more than 45 days prior to the individual's becoming a Supervised Person or – for initial reports of existing Supervised Persons -- the date the report is submitted.

The Initial Report of Securities Holdings must contain the following information:

•

For each security in which the Supervised Person or his/her immediate family has any direct or indirect beneficial ownership:

i.

the title and type of security;

ii.

the security's ticker symbol or CUSIP number (if available);

iii.

number of shares;

iv.

principal amount; and

v.

the name of any broker-dealer or bank with which the Supervised Person (or any member of his/her immediate family) maintains an account in which securities are held for the Supervised Person's direct or indirect benefit.

•

If any securities held are Non-Reportable Securities, the only information required to be provided in respect to those securities is that specified in (v) immediately above.

If no securities of any kind are held, a Supervised Person can write “No Securities Held”, sign and date the form and submit it.

(ii)

Transaction Reports

Each Supervised Person must provide a quarterly transaction report (Attachment E) of all Reportable Securities transactions to the CCO or his designee within 30 days after quarter end. The quarterly transaction report must include the following information:

i.

the date of the transaction, the title and the number of shares, and the principal amount of each security involved;

i.

the nature of the transaction (i.e., purchase, sale or other acquisition or disposition);

ii.

the price at which the transaction was effected; and

iii.

the name of the broker, dealer or bank with or through whom the transaction was effected.

If no securities transactions occurred in a Reportable Security during the quarter, the Supervised Person can write “No Transactions” on the form, sign, date and submit the form.

(iii)

Annual Reports

Every Supervised Person must submit an annual securities holdings report (Attachment F) to the CCO, no later than 30 days after the end of each year (December 31st) containing the information stated above for the Initial Reports.

(iv)

Alternative Method For Reporting of Securities Holdings and Transactions

In lieu of listing the securities information described above on the Initial Holdings, Quarterly Transaction and/or Annual Holdings Reports, a Supervised Person can satisfy this requirement by signing, dating and filing a copy of a securities account statement(s) listing all of his or her securities holdings or transactions, so long as the securities account statement(s) provides the relevant information for the respective report as described above.

Regardless of the method used for reporting the required securities information, all Supervised Persons must sign and submit the appropriate Initial Holdings Report (Attachment D), Quarterly Transaction Report (Attachment E), or Annual Holdings Report (Attachment F) within the time periods described above.

D.  Administration and Procedural Matters

The CCO will conduct inspections or investigations as are reasonably required to detect and report any apparent violations of this Code of Ethics.  The CCO shall also maintain and cause to be maintained, in an easily accessible place, the following records:

i.

a copy of all versions of Ithaka’s Code of Ethics in effect or adopted in the past five (5) years;

ii.

a record of any violation of any such Code of Ethics and of any action taken as a result of such violation;

iii.

a copy of each report made by the CCO during the past five (5) years;

iv.

a list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to this Code of Ethics with an appropriate description of their title or employment; and

v.

a copy of each report made by a Supervised Person as required above, including any information provide in lieu of the reports (i.e., personal account statements), during the past five (5) years.

E.  Sanctions

Upon discovering that a Supervised Person has not complied with the requirements of this Code of Ethics, the CCO may impose on such Supervised Person whatever sanctions the CCO deems appropriate, including among other things, a letter of censure, suspension or termination of such Supervised Person with the Company and/or a monetary fine.  In addition, where judged to be appropriate by the CCO, the CCO may require a Supervised Person to rescind, cancel or otherwise break any securities transactions that the CCO determines has been entered into in violation of this Code of Ethics.

Attachment A

FORM OF CERTIFICATION OF SUPERVISED PERSONS

Attention:	Chief Compliance Officer

Chief Compliance Officer:

I hereby certify that I have read and understand the Code of Ethics of The Ithaka Group, LLC (“Ithaka"), as amended April 18, 2011 and the Compliance Procedures Manual of Ithaka, as amended April 18, 2011 and will comply with them.

I also agree to file all forms, reports and certifications required by the Code of Ethics of Ithaka.

Signature: ___ Name: _____________________________ Title: _______________________________

Attachment B

OUTSIDE BUSINESS ACTIVITY FORM

Attention:	Chief Compliance Officer

Chief Compliance Officer:

I hereby certify that the following are my outside business activities:

Outside Business Activity:	Description of Activity:

Outside business activities include, but are not limited to, the following:

•

self-employment;

•

receiving compensation from another person or company;

•

serving as an officer, director, partner, or consultant of another business organization (including a family owned company); and

•

becoming a general or limited partner in a partnership or owning any stock in a business, unless the stock is publicly traded and no control relationship exists.

Outside business activities include serving with a governmental (federal, state or local) or charitable organization whether or not for compensation.

I am not involved in any outside business activities.  (Please initial)

______

Initials

I declare that the information given above is true and accurate:

________________________________

_________________________

Signature of Supervised Person

Date

________________________________

Print Name

Attachment C

EMPLOYEE DISCLOSURE OF DISCIPLINARY HISTORY

To the Chief Compliance Officer:

Except as disclosed on the attached form, I have never:

•

been charged with, convicted of or pleaded guilty or nolo contendere (no contest) to any felony or misdemeanor;

•

been enjoined by a U.S. or foreign court in connection with any investment-related activity or found to have been involved in a violation of investment-related statutes or regulations;

•

been found by any U.S. or foreign federal or state regulatory agency to have made a false statement or omission or been dishonest, unfair or unethical; or to have been involved in a violation of investment-related laws or rules; or to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted;

•

been a defendant in an investment-related civil action brought by a state or foreign financial regulatory authority in a U.S. or foreign court;

•

had my license or authority to conduct an investment-related activity denied, suspended, revoked or restricted by a U.S. or foreign governmental or other regulatory body;

•

had an authorization to act as an attorney, accountant, or federal contractor revoked or suspended;

•

had any order regarding an investment-related activity entered against me by any foreign or U.S. regulatory agency;

•

been found by a self-regulatory organization or commodities exchange to have been involved in a violation of its rules or to have made any false statement or omission; or

•

otherwise been disciplined by a self-regulatory organization, commodities exchange or foreign financial regulatory authority.

________

“None”

If any of the foregoing apply to you, please furnish a complete description of the disciplinary event, including, date, caption of the proceeding, the court or other regulatory body taking the action and a description of the charges and the outcome.   If you are currently a party to a proceeding that could result in a “yes” answer to any of the above, please explain.  No information needs to be given with respect to minor traffic offenses.  Indicate “None” if applicable.

I hereby represent that this information is true and accurate.  I further represent that I have disclosed all disciplinary events.

Signed:

_____________________________

Name:

_____________________________

Date:

_____________________________

DISCIPLINARY HISTORY

Date:____________

Caption of Proceeding: ________________________________________

Court: ___________________________________

Description of Charges:___________________________________________________ ________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Outcome:______________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Explanation: ______________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

I hereby represent that this information is true and accurate.

Signed:

____________________________

Name:

____________________________

Date:

____________________________

Attachment D

INITIAL REPORT OF SECURITIES HOLDINGS

To the Chief Compliance Officer:

On the date indicated below, the following are securities of which I, my family (spouse, minor children or adults living in my household for whom I provide financial support) or trusts of which I am trustee, possessed direct or indirect "beneficial ownership," and which are required to be reported pursuant to the Code of Ethics.

If you hold non-reportable securities (Please use additional reports if necessary):

Name of Institution with which Securities are Held	“Non-Reportable Securities Only”
“
“
“
“

For Reportable Securities (Please use additional reports if necessary):

Name and Type of Security	Stock Symbol or CUSIP number (if any)	No. of Shares	Principal Amount	Name of Institution with which Securities are Held

If there were no such securities or accounts, I have so indicated by typing or printing "No Securities Held” in the box above.

This report may (i) exclude holdings with respect to which I or my immediate family, had no direct or indirect influence or control, (ii) exclude any other holdings not required to be reported under the Code and (iii) exclude any security which neither I nor my immediate family did not directly or indirectly beneficially own.

I hereby represent that I have disclosed or reported all personal securities holdings required to be disclosed or reported pursuant to the requirements of the Code of Ethics of Ithaka on the form above or via the attached brokerage statement(s).

Date: Position: _______________________	Signature: Print Name:

Attachment E

QUARTERLY REPORT OF SECURITIES TRANSACTIONS

To the Chief Compliance Officer:

On the dates indicated, the following transactions, if any, were effected in securities of which I, my family (spouse, minor children or adults living in my household for whom I provide financial support) or trusts of which I am trustee, participated or acquired, direct or indirect "beneficial ownership," and which are required to be reported pursuant to the Code of Ethics.

If no such transactions were effected, but I hold reportable securities, I have so indicated by typing or printing "No Transactions” in the box below.

If I have only bought or sold non-reportable securities during the quarter, or currently hold only non-reportable securities I have so indicated by typing or printing “Non-Reportable Securities Only” in the box below.

If I neither hold nor transacted in reportable or non-reportable securities during the quarter, I have so indicated by typing or printing "No Securities Held” In the box below.

Name of Security	Date of Transaction	No. of Shares or Principal Amount	Dollar Amount of Transaction	Nature of Transaction (Purchase, Sale, Other)	Price	Name of Institution through which Transaction Took Place

This report may (i) exclude transactions with respect to which I or my immediate family, had no direct or indirect influence or control, (ii) exclude any other transactions not required to be reported under the Code and (iii) exclude any security which neither I nor my immediate family directly or indirectly beneficially own.

I hereby represent that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code of Ethics of Ithaka on the form above or via the attached brokerage statement(s).

Date: Position:	Signature: Print Name:

Attachment F

ANNUAL REPORT OF SECURITIES HOLDINGS

To the Chief Compliance Officer:

As of December 31, 20__, the following are securities and accounts of which I, my family (spouse, minor children or adults living in my household for whom I provide financial support) or trusts of which I am trustee, possessed direct or indirect "beneficial ownership," and which are required to be reported pursuant to the Code of Ethics.

If you hold non-reportable securities (Please use additional reports if necessary):

Name of Institution with which Securities are Held	“Non-Reportable Securities Only”
“
“
“
“

For Reportable Securities (Please use additional reports if necessary):

Name and Type of Security	Stock Symbol or CUSIP number (if any)	No. of Shares	Principal Amount	Name of Institution with which Securities are Held

If there were no such securities or accounts, I have so indicated by typing or printing "No Securities Held” in the box above.

This report may (i) exclude transactions with respect to which I or my immediate family, had no direct or indirect influence or control, (ii) exclude any other transactions not required to be reported under the Code and (iii) exclude any security which neither I nor my immediate family directly or indirectly beneficially own.

I hereby represent that I have disclosed or reported all personal securities holdings required to be disclosed or reported pursuant to the requirements of the Code of Ethics of Ithaka on the form above or via the attached brokerage statement(s).

Date: Position:	Signature: Print Name:

Attachment G

SUPERVISED PERSON’S ANNUAL DECLARATION TO THE COMPANY

By signing this declaration, I hereby acknowledge that I have at all times since my previous annual declaration been in compliance with the following Company policies:

1.

I have informed the Company of all outside business activities for which I have received either direct or indirect compensation.

2.

I have not engaged in any activities in violation of the Company’s policy on insider trading.

3.

I have not made or received gifts or gratuities over $100 from persons whose employers have a business relationship with the Company and have reported all of my business entertainment to the Company.

4.

I have complied with the requirements of the Code of Ethics and the Compliance Procedures Manual.

I hereby certify that each statement above is true and correct.

______________________________________                  ____________

Supervised Person

                                                     Date

Attachment H

REQUEST FOR PERMISSION TO
ENGAGE IN PERSONAL SECURITIES TRANSACTION

To the Chief Compliance Officer:

I hereby request permission to effect a transaction in securities as indicated below on behalf of myself, my family (spouse, minor children or adults living in my household), trusts of which I am trustee or other account in which I have a beneficial ownership interest or legal title, and which are required to be pre-approved pursuant to the Code of Ethics.

(Use approximate dates and amounts of proposed transactions.)

Name of Security	Proposed Date of Transaction	No. of Shares or Principal Amount	Dollar Amount of Transaction	Nature of Transaction (Purchase, Sale, Other)	Broker/Dealer or Bank	Price

Name:

                                                                                    Position:

 Date of Request:

Signature:

☒;  Permission Denied  ☐  Permission Granted

Signature:

     Chief Compliance Officer

Footnotes

11  The term “beneficial ownership” as used in this Code of Ethics is to be interpreted by reference to Rule 16a-1 under the U.S. Securities Exchange Act of 1934, as amended.  Under the Rule, a person is generally deemed to have beneficial ownership of securities if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities. The term “pecuniary interest” means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities. The term “indirect pecuniary interest” includes, but is not limited to (a) securities held by members of the person’s immediate family sharing the same household (presumption of such beneficial ownership may be rebutted); (b) a general partner’s proportionate interest in the portfolio securities held by a general or limited partnership; (c) a performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; (d) a person’s right to dividends that is separated or separable from the underlying securities; (e) a person’s interest in securities held by a trust; and (f) a person’s right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

2  As Section 202(a)(18) is extremely broad, all transactions in financial instruments or other similar types of transactions must be reported unless specifically excluded as stated above or unless the Access Person has been advised by the CCO that such instruments do not constitute securities.